Exhibit 21

                 SUBSIDIARIES OF CASS INFORMATION SYSTEMS, INC.
                      (f/k/a Cass Commercial Corporation(1))

Name & Address                                     State of Incorporation
--------------                                     ----------------------

Cass Commercial Bank                               Missouri
13001 Hollenberg Drive
Bridgeton, Missouri 63044

Cass Information Systems, Inc.(1)                  Missouri
13001 Hollenberg Drive
Bridgeton, Missouri 63044

Government e-Management Solutions, Inc.(2)         Missouri
121 Hunter Avenue
Suite 100
St. Louis, MO 63124

(1) As of January 9, 2001 the Company's subsidiary, Cass Information Systems, Inc. was merged into the parent company, Cass Commercial Corporation, and the parent's name was subsequently changed to Cass Information Systems, Inc.

(2) Government e-Management Solutions, Inc. was reported as an unconsolidated subsidiary through December 31, 2002 and consolidated into the operations of the Company effective January 1, 2003.